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                                                                      Appendix H

                               eB2B COMMERCE, INC.
                             2000 STOCK OPTION PLAN


ARTICLE 1 PURPOSE AND DURATION

     1.1. PURPOSE OF THE PLAN. The purpose of the Plan is to promote the success of the Company by providing incentives to Employees including officers, whether or not directors, of the Company that will link their personal interests to the long-term financial success of the Company and to growth in shareholder value, and to attract, motivate and retain experienced and knowledgeable independent directors. The Plan is designed to provide flexibility to the Company in their ability to motivate, attract, and retain the services of Employees upon whose judgment, interest, and special effort the successful conduct of their operations is largely dependent. "Corporation" means eB2B Commerce, Inc., a New Jersey corporation, and "Company" means the Corporation and its Subsidiaries, collectively. These terms and other capitalized terms are defined in Article 2.

     1.2. DURATION OF THE PLAN. The Plan will commence on ____________, upon shareholder approval. The Plan shall remain in effect, subject to the right of the Board of Directors to terminate the Plan at any time pursuant to Article 13 herein, until all Shares subject to it shall have been purchased or acquired according to the provisions herein. However, in no event may an Award be granted under the Plan on or after ______________, which is the tenth (10th) anniversary of the effective date of this Plan.

ARTICLE 2. DEFINITIONS AND CONSTRUCTION

     2.1. DEFINITIONS. Whenever used in the Plan, the following terms shall have the meanings set forth below and, when the meaning is intended, the initial letter of the word is capitalized:


     (a) "Award" means, individually or collectively, a grant under this Plan of Incentive Stock Options, Nonqualified Stock Options, Stock Appreciation Rights, Restricted Stock, Performance Units, or Performance Shares.

     (b) "Beneficial Owner" shall have the meaning ascribed to such term in Rule 13d-3 of the General Rules and Regulations under the Exchange Act.

     (c) "Board" or "Board of Directors" means the Board of Directors of the Company.

     (d) "Cause" shall mean the occurrence of any one of the following:

         (i) The willful and continued failure by a Participant to substantially perform his/her duties (other than any such failure resulting from the Participant's disability), after a written demand for substantial performance is delivered to the Participant that specifically identifies the manner in which the Company, as the case may be, believes that the Participant has not substantially performed his/her duties, and the Participant has failed to remedy the situation within ten (10) business days of receiving such notice; or

         (ii) the Participant's conviction for committing a felony or other crime involving breach of trust or fiduciary duty owed to the Company; or

         (iii) the willful engaging by the Participant in gross misconduct materially and demonstrably injurious to the Company.

                However, no act, or failure to act, on the Participant's part shall be considered "willful" unless done, or omitted to be done, by the Participant not in good faith and without reasonable belief that his/her action or omission was in the best interest of the Company.


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     (e) "Change in Control" shall be deemed to have occurred if the conditions set forth in any one of the following paragraphs shall have been satisfied:

         (i) any Person (other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company or a corporation owned directly or indirectly by the common stockholders of the Company in substantially the same proportions as their ownership of Stock of the Company), becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing thirty percent (30%)or more of the combined voting power of the Company's then outstanding securities; or

         (ii) during any period of two (2) consecutive years (not including any period prior to the Effective Date), individuals who at the beginning of such period constitute the Board and any new director, whose election by the Board or nomination for election by the Company's stockholders, was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof; or

         (iii) the stockholders of the Company approve (A) a plan of complete liquidation of the Company; or (B) an agreement for the sale or disposition of all or substantially all [within the meaning of
                Section 280G of the Code and the proposed regulations thereunder] the Company's assets; or (C) a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity), at least fifty percent (50%) of the combined voting power of the voting securities of the Company (or such surviving entity) outstanding immediately after such merger or consolidation.

                However, in no event shall a Change in Control be deemed to have occurred, with respect to a Participant, if the Participant is part of a purchasing group which consummates the Change in Control transaction. The Participant shall be deemed "part of a purchasing group. . . " for purposes of the preceding sentence if the Participant is an equity participant or has agreed to become an equity participant in the purchasing company or group (except for (i) passive ownership of less than five percent (5%) of the voting securities of the purchasing company or (ii) ownership of equity participation in the purchasing company or group which is otherwise not deemed to be significant, as determined prior to the Change in Control by a majority of the nonemployee continuing members of the Board).

     (f) "Code" means the Internal Revenue Code of 1986, as amended from time to time.

     (g) "Committee" means the committee appointed by the Board to administer the Plan pursuant to Article 3 herein.

     (h) "Company" means, collectively, the Company.



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     (i)  "Corporation" means eB2B Commerce, Inc., a New Jersey corporation and its successors hereto as provided in Article 15 herein

     (j) "Covered Employee" means any Participant designated prior to the grant of an award by the Committee who is or may be a "covered employee" within the meaning of Section 162(m)(3) of the Code in the year in which such award is taxable to such Participant.

     (k) "Employee" means (i) any officer or employee of the Company (including those employees on a temporary leave of absence by the Company); or
          (ii) any person who has received and accepted an offer of employment from the Company.

     (l) "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time.

     (m) "Exercise Price" shall mean the price fixed by the Committee at the date of grant.

     (n) "Fair Market Value" on any date means (i) if the stock is listed or admitted to trade on a national securities exchange, the closing price of the stock on the principal national securities exchange on which the stock is so listed or admitted to trade, on such date, or, if there is no trading of the stock on such date, then the closing price of the stock as quoted on such Composite Tape on the preceding date on which there was trading in such shares; (ii) if the stock is not listed or admitted to trade on a national securities exchange, the last price for the stock on such date, as furnished by the National Association of Securities Dealers, Inc. ("NASD") through the NASDAQ National Market Reporting System or a similar organization if the NASD is no longer reporting such information; (iii) if the stock is not listed or admitted to trade on a national securities exchange and is not reported on the National Market Reporting System, the mean between the bid and asked price for the stock on such date, as furnished by the NASD or a similar organization; or (iv) if the stock is not listed or admitted to trade on a national securities exchange, is not reported on the National Market Reporting System and if bid and asked prices for the stock are not furnished by the NASD or a similar organization, the value as established by the Committee at such time for purposes of this Plan.

     (o) "Incentive Stock Option" or "ISO" means an option to purchase Stock, granted under Article 6 herein, which is designated as an Incentive Stock Option and is intended to meet the requirements of Section 422 of the Code.

     (p) "Nonqualified Stock Option" or "NQSO" means an option to purchase Stock, granted under Article 6 herein, which is not intended to be an Incentive Stock Option.

     (q)  "Option" means an Incentive Stock Option or a Nonqualified Stock
          Option.

     (r) "Other Eligible Person" shall mean any Outside Director or any individual consultant or advisor who renders or has rendered bona fide services (other than services in connection with the offering or sale of securities of the Company in a capital raising transaction) to the Company, and who is selected to participate in this Plan by the Committee. A non-employee agent providing bona fide services to the Company (other than as an eligible advisor or consultant) may also be selected as an Other Eligible Person if such agent's participation in this Plan would not adversely affect (i) the


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          Corporation's eligibility to use Form S-8 to register under the Securities Act of 1933, as amended, the offering of shares issuable under this Plan by the Company or (ii) the Corporation's compliance with any other applicable laws.

     (s) "Outside Director" means any director who qualifies as an "outside director" as that term is defined in Code Section 162(m) and the regulations issued thereunder.

     (t) "Participant" means an Employee or Other Eligible Person who has been granted an Award under the Plan.

     (u) "Performance Share" means an Award, designated as a performance share, granted to a Participant pursuant to Article 9 herein.

     (v) "Performance Unit" means an Award, designated as a performance unit, granted to a Participant pursuant to Article 9 herein.

     (w) "Period of Restriction" means the period during which the transfer of Shares of Restricted Stock is restricted, during which the Participant is subject to a substantial risk of forfeiture, pursuant to Article 8 herein.

     (x) "Person" shall have the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, including a "group" as defined in Section 13(d) thereof.

     (y) "Plan" means this 2000 Stock Option Plan of eB2B Commerce, Inc., as herein described and as hereafter from time to time amended.

     (z) "Restricted Stock" means an Award of Stock granted to a Participant pursuant to Article 8 herein.

     (aa) "Rule 16b-3" shall mean Rule 16b-3 (or any successor rule) under the Exchange Act.

     (bb) "Subsidiary" shall mean any corporation of which more than fifty percent (50%) (by number of votes) of the Voting Stock at the time outstanding is owned, directly or indirectly, by the Company.

     (cc) "Stock" or "Shares" means the common stock of the Company.

     (dd) "Stock Appreciation Right" or "SAR" means an Award, designated as a Stock Appreciation Right, granted to a Participant pursuant to Article 7 herein.

     (ee) "Voting Stock" shall mean securities of any class or classes of stock of a corporation, the holders of which are ordinarily, in the absence of contingencies, entitled to elect a majority of the corporate directors.

     2.2. GENDER AND NUMBER. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine, the plural shall include the singular, and the singular shall include the plural.

     2.3. SEVERABILITY. In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.



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


ARTICLE 3. ADMINISTRATION

    3.1. THE COMMITTEE. The Plan shall be administered by a Committee of the Board of Directors consisting of at least two (2) directors who shall be appointed from time to time by, and shall serve at the discretion of, the Board of Directors. To the extent required to comply with Rule 16b-3 under the Exchange Act, each member of the Committee shall qualify as a "disinterested person" as defined in Rule 16b-3 or any successor definition adopted by the Securities and Exchange Commission. To the extent required to comply with Code
Section 162(m), each member of the Committee also shall be an Outside Director.

     3.2. AUTHORITY OF THE COMMITTEE. Subject to the provisions of the Plan, the Committee shall have full power to construe and interpret the Plan; to establish, amend or waive rules and regulations for its administration; to accelerate the exercisability of any Award or the end of a performance period or the termination of any Period of Restriction or any award agreement, or any other instrument relating to an Award under the Plan; and (subject to the provisions of Article 13 herein) to amend the terms and conditions of any outstanding Option, Stock Appreciation Right or other Award to the extent such terms and conditions are within the discretion of the Committee as provided in the Plan. Notwithstanding the foregoing, the Committee shall have no authority to adjust upwards the amount payable to a Covered Employee with respect to a particular Award, to take any of the foregoing actions or to take any other action to the extent that such action or the Committee's ability to take such action would cause any Award under the Plan to any Covered Employee to fail to qualify as "performance-based compensation" within the meaning of Code Section 162(m)(4) and the regulations issued thereunder. Also notwithstanding the foregoing, no action of the Committee (other than pursuant to Section 4.3 hereof or Section 9.4 hereof) may, without the consent of the person or persons entitled to exercise any outstanding Option or Stock Appreciation Right or to receive payment of any other outstanding Award, adversely affect the rights of such person or persons.

     3.3. SELECTION OF PARTICIPANTS. The Committee shall have the authority to grant Awards under the Plan, from time to time, to such Employees (including officers and directors who are employees) and Other Eligible Persons as may be selected by it. The Committee shall select Participants from among those who they have identified as being Employees or Other Eligible Persons.

     3.4. DECISIONS BINDING. All determinations and decisions made by the Committee pursuant to the provisions of the Plan and all related orders or resolutions of the Board of Directors shall be final, conclusive and binding on all persons, including the Company, its stockholders, employees, and Participants and their estates and beneficiaries, and such determinations and decisions shall not be reviewable.

     3.5. DELEGATION OF CERTAIN RESPONSIBILITIES. The Committee may, in its sole discretion, delegate to an officer or officers of the Company the administration of the Plan under this Article 3; provided, however, that no such delegation by the Committee shall be made with respect to the administration of the Plan as it affects directors of the Company or officers of the Company and provided further that the Committee may not delegate its authority to correct errors, omissions or inconsistencies in the Plan. All authority delegated by the Committee under this Section 3.5 shall be exercised in accordance with the provisions of the Plan and any guidelines for the exercise of such authority that may from time to time be established by the Committee.

     3.6. PROCEDURES OF THE COMMITTEE. All determinations of the Committee shall be made by not less than a majority of its members present at the meeting (in person or otherwise) at which a quorum is present. A majority of the entire Committee shall constitute a quorum for the transaction of business. Any action required or permitted to be taken at a meeting of the Committee may be taken



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


without a meeting if a unanimous written consent, which sets forth the action, is signed by each member of the Committee and filed with the minutes for proceedings of the Committee. Service on the Committee shall constitute service as a director of the Company so that members of the Committee shall be entitled to indemnification, limitation of liability and reimbursement of expenses with respect to their services as members of the Committee to the same extent that they are entitled under the Company's Articles of Incorporation and New Jersey law for their services as directors of the Company.

     3.7. AWARD AGREEMENTS. Each Award under the Plan shall be evidenced by an award agreement which shall be signed by an authorized officer of the Company and by the Participant, and shall contain such terms and conditions as may be approved by the Committee. Such terms and conditions need not be the same in all cases.

     3.8. RULE 16b-3 REQUIREMENTS. Notwithstanding any other provision of the Plan, the Board or the Committee may impose such conditions on any Award (including, without limitation, the right of the Board or the Committee to limit the time of exercise to specified periods) as may be required to satisfy the requirements of Rule 16b-3.

     Notwithstanding any other provisions of the Plan, all Awards under this Plan shall be subject to the following conditions, as and to the extent required by Rule 16b-3:

          (i) Except in the case of disability or death, no SAR, ISO, NQSO or other option granted pursuant to Article 6 shall be exercisable for at least six (6) months after its grant; and

          (ii) Except in the case of disability or death, no Restricted Stock, Performance Unit or Performance Share (or a Share issued in payment thereof) shall be sold for at least six (6) months after its acquisition.

ARTICLE 4. STOCK SUBJECT TO THE PLAN

     4.1. NUMBER OF SHARES. Subject to adjustment as provided in Section 4.3 herein, the aggregate number of Shares that may be delivered under the Plan at any time shall not exceed TEN MILLION (10,000,000) SHARES OF COMMON STOCK OF THE COMPANY PLUS AN ANNUAL INCREASE TO BE ADDED ON THE FIRST DAY OF THE COMPANY'S FISCAL YEAR BEGINNING IN 2001 EQUAL TO THE LESSER OF (I) TWO MILLION TWO HUNDRED AND FIFTY THOUSAND (2,250,000) SHARES, (II) FIVE PERCENT (5%) OF THE OUTSTANDING SHARES ON SUCH DATE, OR (III) A LESSER AMOUNT DETERMINED BY THE COMMITTEE. No more than one-half (1/2) of such aggregate number of such Shares shall be issued as Restricted Stock under Article 8 of the Plan and no more than seven million (7,000,000) shares shall be issued upon exercise of Incentive Stock Options under Article 6 of the Plan. Stock delivered under the Plan may consist, in whole or in part, of authorized and unissued Shares or treasury Shares. The exercise of a Stock Appreciation Right, whether paid in cash or Stock, shall be deemed to be an issuance of Stock under the Plan. The payment of Performance Shares or Performance Units shall not be deemed to constitute an issuance of Stock under the Plan unless payment is made in Stock, in which case only the number of Shares issued in payment of the Performance Share or Performance Unit Award shall constitute an issuance of Stock under the Plan.

     4.2. LAPSED AWARDS. If any Award (other than Restricted Stock) granted under this Plan terminates, expires, or lapses for any reason, any Stock subject to such Award again shall be available for the grant of an Award under the Plan, subject to Section 7.2 herein.

     4.3. ADJUSTMENTS IN AUTHORIZED SHARES. In the event of any merger, reorganization, consolidation, recapitalization, separation, liquidation, Stock dividend, split-up, share combination, or other change in the corporate structure of the Company affecting the Stock, such adjustment shall be made in the number and class of shares which may be delivered under the Plan, and in the number and class of and/or price of shares subject to outstanding Options, Stock Appreciation Rights, Restricted Stock Awards, Performance Shares, and Performance Units granted under the Plan, as may be determined to be appropriate and equitable by the Committee, in its sole discretion, to prevent dilution or enlargement of rights; and provided that the number of shares subject to any Award shall always be a whole number. Any adjustment of an Incentive Stock Option under this paragraph shall be made in such a manner so as not to constitute a modification within the meaning of Section 425(h)(3) of the Code.

ARTICLE 5. ELIGIBILITY AND PARTICIPATION

     5.1. ELIGIBILITY. Persons eligible to participate in this Plan include (i) all employees of the Company who, in the opinion of the Committee, are Employees, and (ii) Other Eligible Persons.

     5.2. ACTUAL PARTICIPATION. Subject to the provisions of the Plan, the Committee may from time to time select those Employees and Other Eligible Persons to whom Awards shall be granted and determine the nature and amount of each Award. No employee, director, or individual consultant shall have any right to be granted an Award under this Plan even if previously granted an Award.

ARTICLE 6. STOCK OPTIONS

     6.1. GRANT OF OPTIONS. Subject to the terms and provisions of the Plan, Options may be granted to Employees and Other Eligible Persons at any time and from time to time as shall be determined by the Committee. The maximum number of Shares subject to Options granted to any individual Participant in any calendar year shall be one million (1,000,000) SHARES, except that the maximum number of Shares subject to Options granted to new Employees and Other Eligible Persons in the Fiscal Year of the Corporation in which his or her services as an Employee or Other Eligible Persons first commences shall be one million five hundred thousand (1,500,000) Shares. The Committee shall have the sole discretion, subject to the requirements of the Plan, to determine the actual number of Shares subject to Options granted to any Participant. The Committee may grant any type of Option to purchase Stock that is permitted by law at the time of grant including, but not limited to, ISOs and NQSOs. However, only Employees are eligible to receive ISOs and no employee may receive an Award of Incentive Stock Options that are first exercisable during any calendar year to the extent that the aggregate Fair Market Value of the Stock (determined at the time the options are granted) exceeds one hudred thousand dollars ($100,000). Nothing in this Article 6 shall be deemed to prevent the grant of NQSOs in excess of the maximum established by Section 422 of the Code. Unless otherwise expressly provided at the time of grant, Options granted under the Plan will be NQSOs.

     6.2. OPTION AGREEMENT. Each Option grant shall be evidenced by an Option agreement that shall specify the type of Option granted, the Option price, the duration of the Option, the number of Shares to which the Option pertains, and such other provisions as the Committee shall determine. The Option agreement shall specify whether the Option is intended to be an Incentive Stock Option within the meaning of Section 422 of the Code, or a Nonqualified Stock Option whose grant is not intended to be subject to the provisions of Code Section 422.

     6.3. OPTION PRICE. The purchase price per share of Stock covered by an Option shall be determined by the Committee but, in the case of an ISO, shall not be less than one hundred percent (100%) of the Fair Market Value of such Stock on the date the option is granted.

     An Incentive Stock Option granted to an Employee who, at the time of grant, owns (within the meaning of Section 424(d) of the Code) Stock possessing more than ten percent (10%) of the total combined voting power of all classes of Stock of the Company shall have an exercise price which is at least one hundred ten percent (110%) of the Fair Market Value of the Stock subject to the Option.

     6.4. DURATION OF OPTIONS. Each Option shall expire at such time as the Committee shall determine at the time of grant provided, however, that no ISO shall be exercisable later than the tenth (10th) anniversary date of its grant.

     An Incentive Stock Option granted to an employee who, at the time of grant, owns (within the meaning of Section 424(d) of the Code) Stock possessing more than ten percent (10%) of the total combined voting power of all classes of Stock of the Company shall not be exerciseable after the expiration of five (5) years from the anniversay date of its grant.

     6.5. EXERCISE OF OPTIONS. Subject to Section 3.8 herein, Options granted under the Plan shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall in each instance approve, which need not be the same for all Participants.

     6.6. PAYMENT. Options shall be exercised by the delivery of a written notice to the Company setting forth the number of Shares with respect to which the Option is to be exercised, accompanied by full payment for the Shares. The Option price upon exercise of any Option shall be payable to the Company in full either (i) in cash or its equivalent, or (ii) if so permitted by the Committee
(a) through the delivery (including by attestation of ownership) of shares of Stock which have been outstanding for at least six (6) months (unless the Committee approves a shorter period) and which have a fair market value at the time of exercise equal to the total option price, (b) by foregoing compensation under rules established by the Committee, (c) by having the Company withhold Shares of Stock, subject to Section 14.2 hereof, or (d) by delivery of an unconditional and irrevocable undertaking by a broker to deliver promptly to the Company sufficient funds to pay the option price and any tax withholding resulting from such exercise, or (e) by any combination of (i), (ii)(a),
(ii)(b), (ii)(c), or (ii)(d). The proceeds from such a payment shall be added to the general funds of the Company and shall be used for general corporate purposes. As soon as practicable, after receipt of written notification and payment, the Company shall deliver to the Participant Stock certificates in an appropriate amount based upon the number of Options exercised, issued in the Participant's name.

     6.7. RESTRICTIONS ON STOCK TRANSFERABILITY. The Committee shall impose such restrictions on any Shares acquired pursuant to the exercise of an Option under the Plan as it may deem advisable, including, without limitation, restrictions under applicable Federal securities law, under the requirements of any stock exchange upon which such Shares are then listed and under any blue sky or state securities laws applicable to such Shares.

     6.8. TERMINATION DUE TO DEATH, DISABILITY, OR RETIREMENT. In the event the employment of an Employee, or an Outside Director's service on the Board, is terminated by reason of death, any of such Participant's outstanding Options that are vested shall be exercisable at any time prior to the expiration date of the Options or within one (1) year after such date of termination of employment, whichever period is shorter, by such person or persons as shall have acquired the Participant's rights under the Option pursuant to Article 10 hereof or by will or by the laws of descent and distribution. In the event of death of the Participant, all unvested options will be deemed to have expired. In the event the employment of an Employee, or an Outside Director's service on the Board, is terminated by reason of disability (as defined under the then established rules of the Company, as the case may be), any of such Participant's outstanding Options shall become immediately exercisable, at any time prior to the expiration date of the Options after such date of termination of employment. In the event the employment of a Participant is terminated by reason of retirement, any of such Participant's vested Options shall be immediately exercisable (subject to Section 3.8 herein) at any time prior to the expiration date of the Options. In the event of retirement of the Employee or Outside Director from the Board, all unvested options will be deemed to have expired. In the case of



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Incentive Stock Options, the favorable tax treatment prescribed under Section
422 of the Internal Revenue Code of l986, as amended, may not be available if the Options are not exercised within the Code Section 422 prescribed time period after termination of employment for death, disability, or retirement.

     6.9. VOLUNTARY TERMINATION. If the employment of an Employee, or an Outside Director's service on the Board, shall terminate voluntarily, the Participant shall have the right to exercise such Participant's vested Options within the ninety (90) days after the date of his termination, but in no event beyond the expiration of the term of the Options and only to the extent that the Participant was entitled to exercise the Options at the date of his termination of employment. All unvested options will be deemed to have expired. In its sole discretion, the Committee may extend the ninety (90) days to up to one (1) year but, however, in no event beyond the expiration date of the Option.

     6.10 TERMINATION FOR CAUSE. If the employment of the Employee or an Outside Director's service on the Board, shall terminate for Cause, all of the Participant's outstanding Options shall be immediately forfeited back to the Company.

     6.11 TERMINATION FOR OTHER REASONS. If the employment of an Employee, or an Outside Director's service on the Board, shall terminate for any reason other than death, disability, retirement, voluntarily, or for Cause, the Participant shall have the right to exercise such Participant's vested Options within the ninety (90) days after the date of his termination, but in no event beyond the expiration of the term of the Options and only to the extent that the Participant was entitled to exercise the Options at the date of his termination. All unvested options will be deemed to have expired.

     6.12. NONTRANSFERABILITY OF OPTIONS. Unless the Committee provides otherwise, no Option granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, otherwise than by will or by the laws of descent and distribution. Further, all Options granted to a Participant under the Plan shall be exercisable during his lifetime only by such Participant.

ARTICLE 7. STOCK APPRECIATION RIGHTS

     7.1. GRANT OF STOCK APPRECIATION RIGHTS. Subject to the terms and conditions of the Plan, Stock Appreciation Rights may be granted to Participants, at the discretion of the Committee, in any of the following forms:

     (a) In lieu of Options;

     (b) In addition to Options;

     (c) Independent of Options; or

     (d) In any combination of (a), (b), or (c).

The maximum numbers of Shares subject to SARs granted to any individual Participant in any calendar year shall be one million (1,000,000) Shares, except that the maximum number of Shares subject to SARs granted to new Employees and Other Eligible Persons in the Fiscal Year of the Corporation in which his or her services as a new Employee or Other Eligible Person first commences shall be one million five hundred thousand (1,500,000) Shares. Subject to the immediately preceding sentence, the Committee shall have the sole discretion, subject to the requirements of the Plan, to determine the actual number of Shares subject to SARs granted to any Participant.

     7.2. EXERCISE OF SARS IN LIEU OF OPTIONS. SARs granted in lieu of Options may be exercised for all or part of the Shares subject to the related Option upon the surrender of the related Options representing the right to purchase an equivalent number of Shares. The SAR may be exercised only with respect to the Shares of Stock for which its related Option is then exercisable. Option Stock with respect to which the SAR shall have been exercised may not be subject again to an Award under the Plan.

     Notwithstanding any other provision of the Plan to the contrary, with respect to an SAR granted in lieu of an Incentive Stock Option, (i) the SAR will expire no later than the expiration of the underlying Incentive Stock Option;
(ii) the SAR amount may be for no more than one hundred percent (100%) of the difference between the exercise price of the underlying Incentive Stock Option and the Fair Market Value of the Stock subject to the underlying Incentive Stock Option at the time the SAR is exercised; and (iii) the SAR may be exercised only when the Fair Market Value of the Stock subject to the Incentive Stock Option exceeds the exercise price of the Incentive Stock Option.

     7.3. EXERCISE OF SARS IN ADDITION TO OPTIONS. SARs granted in addition to Options shall be deemed to be exercised upon the exercise of the related Options. The deemed exercise of SARs granted in addition to Options shall not necessitate a reduction in the number of related Options.

     7.4. EXERCISE OF SARS INDEPENDENT OF OPTIONS. Subject to Section 3.8 herein and Section 7.5 herein, SARs granted independently of Options may be exercised upon whatever terms and conditions the Committee, in its sole discretion, imposes upon the SARs, including, but not limited to, a corresponding proportional reduction in previously granted Options.

     7.5. PAYMENT OF SAR AMOUNT. Upon exercise of the SAR, the holder shall be entitled to receive payment of an amount determined by multiplying:

     (a) The difference between the Fair Market Value of a Share on the date of exercise over the Exercise Price; by

     (b) The number of Shares with respect to which the SAR is exercised.

     7.6. FORM AND TIMING OF PAYMENT. Payment to a Participant, upon SAR exercise, will be made in cash or stock, at the discretion of the Committee, within ten (10) calendar days of the exercise.

     7.7. TERM OF SAR. The term of an SAR granted under the Plan shall not exceed ten (10) years.

     7.8. TERMINATION. In the event the employment of an Employee, or an Outside Director's service on the Board, is terminated by reason of death, disability, retirement, voluntarily, for cause, or any other reason, the exercisability of any outstanding SAR granted in lieu of or in addition to an Option shall terminate in the same manner as its related Option as specified under Sections 6.8, 6.9, 6.10, and 6.11 herein. The exercisability of any outstanding SARs granted independent of Options also shall terminate in the manner provided under Sections 6.8, 6.9, 6.10, and 6.11 hereof.

     7.9. NONTRANSFERABILITY OF SARS. No SAR granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, otherwise than by will or by the laws of descent and distribution. Further, all SARs granted to a Participant under the Plan shall be exercisable during his lifetime only by such Participant.

ARTICLE 8. RESTRICTED STOCK

     8.1. GRANT OF RESTRICTED STOCK. Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant Shares of Restricted Stock under the Plan to such Participants and in such amounts as it shall determine. In the case of Covered Employees, the Committee may condition the vesting or lapse of the Period of Restriction established pursuant to
Section 8.3 upon the attainment of one or more of the performance goals utilized for purposes of Performance Units and Performance Shares pursuant to Article 9 hereof. It is contemplated that Restricted Stock grants will be made only in extraordinary situations of performance, promotion, retention, or recruitment.

     8.2. RESTRICTED STOCK AGREEMENT. Each Restricted Stock grant shall be evidenced by a Restricted Stock Agreement that shall specify the Period of Restriction, or periods, the number of Shares of Restricted Stock granted, and such other provisions as the Committee shall determine.

     8.3. TRANSFERABILITY. Except as provided in this Article 8 or in Section
3.8 herein, the Shares of Restricted Stock granted hereunder may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the termination of the applicable Period of Restriction or for such period of time as shall be established by the Committee and as shall be specified in the Restricted Stock Agreement, or upon earlier satisfaction of other conditions (including any performance goals) as specified by the Committee in its sole discretion and set forth in the Restricted Stock Agreement. All rights with respect to the Restricted Stock granted to a Participant under the Plan shall be exercisable during his lifetime only by such Participant.

     8.4. OTHER RESTRICTIONS. The Committee shall impose such other restrictions on any Shares of Restricted Stock granted pursuant to the Plan as it may deem advisable including, without limitation, restrictions under applicable Federal or state securities laws, and the Committee may legend certificates representing Restricted Stock to give appropriate notice of such restrictions.

     8.5. CERTIFICATE LEGEND. In addition to any legends placed on certificates pursuant to Section 8.4 herein, each certificate representing Shares of Restricted Stock granted pursuant to the Plan shall bear the following legend:

          "The sale or other transfer of the shares of stock represented by this certificate, whether voluntary, involuntary, or by operation of law, is subject to certain restrictions on transfer set forth in the 2000 Stock Plan of eB2B Commerce, Inc., in the rules and administrative procedures adopted pursuant to such Plan, and in a Restricted Stock Agreement dated __________. A copy of the Plan, such rules and procedures, and such Restricted Stock Agreement may be obtained from the Chief Financial Officer of eB2B Commerce, Inc."

     8.6. REMOVAL OF RESTRICTIONS. Except as otherwise provided in this Article, Shares of Restricted Stock covered by each Restricted Stock grant made under the Plan shall become freely transferable by the Participant after the last day of the Period of Restriction. Once the Shares are released from the restrictions, the Participant shall be entitled to have the legend required by Section 8.4 or
Section 8.5 removed from his Stock certificate.

     8.7. VOTING RIGHTS. During the Period of Restriction, Participants holding Shares of Restricted Stock granted hereunder may exercise full voting rights with respect to those Shares.

     8.8. DIVIDENDS AND OTHER DISTRIBUTIONS. During the Period of Restriction, Participants holding Shares of Restricted Stock granted hereunder shall be entitled to receive all dividends and other distributions paid with respect to those Shares while they are so held. If any such dividends or distributions are paid in Shares, the Shares shall be subject to the same restrictions on transferability as the Shares of Restricted Stock with respect to which they were paid.

     8.9. TERMINATION DUE TO RETIREMENT. In the event that the employment of an Employee, or an Outside Director's service on the Board, is terminated due to retirement, any remaining Period of Restriction applicable to the Restricted Stock pursuant to Section 8.3 hereof shall automatically terminate and, except as otherwise provided in Section 8.4, Section 8.5, or Section 3.8 hereof, the Shares of Restricted Stock shall thereby be free of restrictions and be freely transferable. In the event that an Employee terminates his employment with the Company because of early retirement (as defined under the then established rules of the Company, as the case may be), the Committee in its sole discretion (subject to Section 3.8 herein) may waive the restrictions remaining on any or all Shares of Restricted Stock pursuant to Section 8.3 herein and add such new restrictions to those Shares of Restricted Stock as it deems appropriate.

     8.10. TERMINATION DUE TO DEATH OR DISABILITY. In the event that the employment of an Employee, or an Outside Director's service on the Board, is terminated because of death or disability (as defined under the then established rules of the Company, as the case may be) during the Period of Restriction, any remaining Period of Restriction applicable to the Restricted Stock pursuant to
Section 8.3 herein shall automatically terminate and, except as otherwise provided in Section 8.4. herein, the shares of Restricted Stock shall thereby be free of restrictions and be fully transferable.

     8.11. TERMINATION FOR OTHER REASONS. In the event that the employment of an Employee, or an Outside Director's service on the Board, is terminated for any reason other than for death, disability, or retirement, as set forth in Sections
8.9 and 8.10 herein, during the Period of Restriction, then any shares of Restricted Stock still subject to restrictions as of the date of such termination shall automatically be forfeited and returned to the Company; provided, however, that in the event of an involuntary termination of the employment of an Employee, or an Outside Director's service on the Board, by the Company other than for Cause, the Committee, in its sole discretion (subject to Section 3.8 herein), may waive the automatic forfeiture of any or all such Shares and may add such new restrictions to such Shares of Restricted Stock as it deems appropriate.

ARTICLE 9. PERFORMANCE UNITS AND PERFORMANCE SHARES

     9.1. GRANT OF PERFORMANCE UNITS OR PERFORMANCE SHARES. Subject to the terms and provisions of the Plan, Performance Units or Performance Shares may be granted to Participants at any time and from time to time as shall be determined by the Committee. The Committee shall have complete discretion in determining the number of Performance Units or Performance Shares granted to each Participant.

     9.2. VALUE OF PERFORMANCE UNITS AND PERFORMANCE SHARES. The Committee shall set performance goals over certain periods to be determined in advance by the Committee ("Performance Periods"). Prior to each grant of Performance Units or Performance Shares, the Committee shall establish an initial value for each Performance Unit and an initial number of Shares for each Performance Share granted to each Participant for that Performance Period. Prior to each grant of Performance Units or Performance Shares, the Committee also shall set the performance goals that will be used to determine the extent to which the Participant receives a payment of the value of the Performance Units or number of Shares for the Performance Shares awarded for such Performance Period. These goals will be based on the attainment, by the Company, of certain objective performance measures, which includes, but is not limited to one or more of the following: total shareholder return, return on equity, return on capital, earnings per share, market share, stock price, sales, costs, net income, cash flow, and retained earnings. Such performance goals also may be based upon the attainment of specified levels of performance of the Company under one or more of the measures described above relative to the performance of other corporations. With respect to each such performance measure utilized during a Performance Period, the Committee shall assign percentages to various levels of performance which shall be applied to determine the extent to which the Participant shall receive a payout of the values of Performance Units and number of Performance Shares awarded. With respect to Covered Employees, all performance goals shall be objective performance goals satisfying the requirements for "performance-based compensation" within the meaning of Section 162(m)(4) of the Code, and shall be set by the Committee within the time period prescribed by Section 162(m) of the Code and related regulations.

     9.3. PAYMENT OF PERFORMANCE UNITS AND PERFORMANCE SHARES. After a Performance Period has ended, the holder of a Performance Unit or Performance Share shall be entitled to receive the value thereof as determined by the

Committee. The Committee shall make this determination by first determining the extent to which the performance goals set pursuant to Section 9.2 have been met. It will then determine the applicable percentage (which may exceed one hundred percent (100%)) to be applied to, and will apply such percentage to, the value of Performance Units or number of Performance Shares to determine the payout to be received by the Participant. In addition, with respect to Performance Units and Performance Shares granted to any Covered Employee, no payout shall be made hereunder except upon written certification by the Committee that the applicable performance goal or goals have been satisfied to a particular extent. The maximum amount payable in cash to any Covered Employee with respect to any Performance Period pursuant to any Performance Unit or Performance Share award shall be five hundred thosand dollars ($500,000), and the maximum number of Shares that may be issued to any Covered Employee with respect to any Performance Period pursuant to any Performance Unit or Performance Share award is two hundred and fifty thousand (250,000) (subject to adjustment as provided in Section 4.3).

     9.4. COMMITTEE DISCRETION TO ADJUST AWARDS. Subject to Section 3.2 regarding Awards to Covered Employees, the Committee shall have the authority to modify, amend or adjust the terms and conditions of any Performance Unit award or Performance Share award, at any time or from time to time, including but not limited to the performance goals.

     9.5. FORM AND TIMING OF PAYMENT. The payment described in Section 9.3 herein shall be made in cash, Stock, or a combination thereof as determined by the Committee. Payment may be made in a lump sum or installments as prescribed by the Committee. If any payment is to be made on a deferred basis, the Committee may provide for the payment of dividend equivalents or interest during the deferral period. Any stock issued in payment of a Performance Unit or Performance Share shall be subject to the restrictions on transfer in Section
3.8 herein.

     9.6. TERMINATION OF EMPLOYMENT DUE TO DEATH, DISABILITY, OR RETIREMENT. In the case of death, disability, or retirement (each of disability and retirement as defined under the established rules of the Company, as the case may be), the holder of a Performance Unit or Performance Share shall receive a prorated payment based on the Participant's number of full months of service during the Performance Period, further adjusted based on the achievement of the performance goals during the entire Performance Period, as computed by the Committee. Payment shall be made at the time payments are made to Participants who did not terminate service during the Performance Period.

     9.7. TERMINATION FOR OTHER REASONS. In the event that the employment of an Employee, or an Outside Director is terminated for any reason other than death, disability, or retirement, all Performance Units and Performance Shares shall be forfeited; provided, however, that in the event of an involuntary termination of the employment of an Employee or an Outside Director's service on the Board, is by the Company other than for Cause, the Committee in its sole discretion may waive the automatic forfeiture provisions and pay out on a prorata basis.

     9.8. NONTRANSFERABILITY. No Performance Units or Performance Shares granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, otherwise than by will or by the laws of descent and distribution until the termination of the applicable Performance Period. All rights with respect to Performance Units and Performance Shares granted to a Participant under the Plan shall be exercisable during his lifetime only by such Participant.

ARTICLE 10. BENEFICIARY DESIGNATION

     Each Participant under the Plan may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively and who may include a trustee under a will or living trust) to whom any benefit under the

Plan is to be paid in case of his death before he receives any or all of such benefit. Each designation will revoke all prior designations by the same Participant, shall be in a form prescribed by the Committee, and will be effective only when filed by the Participant in writing with the Committee during his lifetime. In the absence of any such designation or if all designated beneficiaries predecease the Participant, benefits remaining unpaid at the Participant's death shall be paid to the Participant's estate.

ARTICLE 11. RIGHTS OF EMPLOYEES AND OUTSIDE DIRECTORS

     11.1. EMPLOYMENT. Nothing in the Plan shall interfere with or limit in any way the right of the Company to terminate any Employee's employment at any time, nor confer upon any Employee any right to continue in the employ of the Company.

     11.2. PARTICIPATION. No Employee or Outside Director shall have a right to be selected as a Participant, or, having been so selected, to be selected again as a Participant.

     11.3. NO IMPLIED RIGHTS; RIGHTS ON TERMINATION OF SERVICE. Neither the establishment of the Plan nor any amendment thereof shall be construed as giving any Participant, beneficiary, or any other person any legal or equitable right unless such right shall be specifically provided for in the Plan or conferred by specific action of the Committee in accordance with the terms and provisions of the Plan. Except as expressly provided in this Plan, neither the Company shall be required or be liable to make any payment under the Plan, and to the extent that any Participant's service, namely an individual consultant, is terminated under circumstances not provided for under the Plan, the termination provisions for such Awards will be stipulated in the Participant's award agreement under
Section 3.7 herein.

     11.4. NO RIGHT TO COMPANY ASSETS. Neither the Participant nor any other person shall acquire, by reason of the Plan, any right in or title to any assets, funds or property of the Company whatsoever including, without limiting the generality of the foregoing, any specific funds, assets, or other property which the Company, in its sole discretion, may set aside in anticipation of a liability hereunder. Any benefits which become payable hereunder shall be paid from the general assets of the Company. The Participant shall have only a contractual right to the amounts, if any, payable hereunder unsecured by any asset of the Company. Nothing contained in the Plan constitutes a guarantee by the Company that the assets of the Company shall be sufficient to pay any benefit to any person.

ARTICLE 12. CHANGE IN CONTROL

     12.1. STOCK BASED AWARDS. Notwithstanding any other provisions of the Plan, in the event of a Change in Control, all Stock based awards granted under this Plan shall immediately vest one hundred percent (100%) in each Participant (subject to Section 3.8 herein), including Incentive Stock Options, Nonqualified Stock Options, Stock Appreciation Rights, and Restricted Stock.

     12.2. PERFORMANCE BASED AWARDS. Notwithstanding any other provisions of the Plan, in the event of a Change in Control, all performance based awards granted under this Plan shall be immediately paid out in cash, including Performance Units and Performance Shares. The amount of the payout shall be based on the higher of: (i) the extent, as determined by the Committee, to which performance goals, established for the Performance Period then in progress have been met up through and including the effective date of the Change in Control or (ii) one hundred percent (100%) of the value on the date of grant of the Performance Units or number of Performance Shares.

ARTICLE 13. AMENDMENT, MODIFICATION, AND TERMINATION

     13.1. AMENDMENT, MODIFICATION, AND TERMINATION. At any time and from time to time, the Board may terminate, amend, or modify the Plan. However, without the approval of the stockholders of the Company if required by the Code, by the insider trading rules of Section 16 of the Exchange Act, by any national securities exchange or system on which the Stock is then listed or reported, or by any regulatory body having jurisdiction with respect hereto, no such termination, amendment, or modification may:

     (a) Increase the total amount of Stock which may be issued under this plan, except as provided in Section 4.3 herein; or
     (b)  Change the class of Employees eligible to participate in the Plan; or
     (c) Materially increase the cost of the Plan or materially increase the benefits to Participants; or
     (d) Extend the maximum period after the date of grant during which Options or Stock Appreciation Rights may be exercised.

     13.2. AWARDS PREVIOUSLY GRANTED. No termination, amendment or modification of the Plan other than pursuant to Section 4.3 hereof shall in any manner adversely affect any Award theretofore granted under the Plan, without the written consent of the Participant.

ARTICLE 14. WITHHOLDING

     14.1. TAX WITHHOLDING. The Company shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an applicable amount sufficient to satisfy Federal, state and local taxes (including the Participant's FICA obligation) required by law to be withheld with respect to any grant, exercise, or payment made under or as a result of this Plan.

     14.2. STOCK DELIVERY OR WITHHOLDING. With respect to withholding required upon the exercise of Nonqualified Stock Options, or upon the lapse of restrictions on Restricted Stock, Participants may elect, subject to the approval of the Committee, to satisfy the withholding requirement, in whole or in part, by tendering to the Company shares of previously acquired Stock or by having the Company withhold Shares of Stock (cashless exercise), in each such case in an amount having a Fair Market Value equal to the amount required to be withheld to satisfy the minimum tax withholding obligations described in
Section 14.1. The value of the Shares to be tendered or withheld is to be based on the Fair Market Value of the Stock on the date that the amount of tax to be withheld is to be determined. All Stock withholding elections shall be irrevocable and made in writing, signed by the Participant on forms approved by the Committee in advance of the day that the transaction becomes taxable.

     Stock withholding elections made by Participants who are subject to the short-swing profit restrictions of Section 16 of the Exchange Act must comply with the additional restrictions of Section 16 and Rule 16b-3 in making their elections.

ARTICLE 15. SUCCESSORS

     All obligations of the Company under the Plan, with respect to Awards granted hereunder, shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation or otherwise, of all or substantially all of the business and/or assets of the Company.

ARTICLE 16. REQUIREMENTS OF LAW

     16.1. REQUIREMENTS OF LAW. The granting of Awards and the issuance of

Shares of Stock under this Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

     16.2. GOVERNING LAW. The Plan, and all agreements hereunder, shall be construed in accordance with and governed by the laws of the State of New Jersey.